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Exhibit 23

CONSENTS OF INDEPENDENT PUBLIC ACCOUNTANTS

        We consent to the incorporation by reference in Registration Statement No. 333-58298 and the related Prospectus (2000 Stock Option Plan) of Orient-Express Hotels Ltd. on Form S-8 of our report dated February 27, 2003 (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption by Orient-Express Hotels Ltd. of Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets", effective January 1, 2002, and SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by SFAS No. 137 and 138, effective January 1, 2001) appearing in this Annual Report on Form 10-K of Orient-Express Hotel Ltd. and subsidiaries for the year ended December 31, 2002.

        We consent to the incorporation by reference in Registration Statement No. 333-102576 and the related Prospectus (Common Share Shelf Offering) of Orient-Express Hotels Ltd. on Form S-3 of our report dated February 27, 2003 (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption by Orient-Express Hotels Ltd. of Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets", effective January 1, 2002, and SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by SFAS No. 137 and 138, effective January 1, 2001) appearing in this Annual Report on Form 10-K of Orient-Express Hotel Ltd. and subsidiaries for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP
New York, New York March 28, 2003

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CONSENTS OF INDEPENDENT PUBLIC ACCOUNTANTS